Exhibit 99.5

Consent of Director Nominee of NYIAX, Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of NYIAX, Inc., a Delaware corporation, and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Michael M. Garone
Name: Michael M. Garone
Date: June 28, 2023